EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Jeff Edwards Charles Schwab Phone: 415-667-1524

SCHWAB REPORTS RECORD FULL-YEAR EARNINGS PER SHARE
Gathered $428 Billion in Annual Core Net New Assets; Added More Than 4 Million New Accounts
2022 Revenues Grew 12% to $20.8 Billion; Earnings per Share Increased to $3.50, $3.90 Adjusted (1)

    WESTLAKE, Texas, January 18, 2023 – The Charles Schwab Corporation announced today that its net income for the fourth quarter of 2022 was $2.0 billion, up 25% from $1.6 billion for the fourth quarter 2021. Net income for the twelve months ended December 31, 2022 was a record $7.2 billion, an increase of 23% versus the prior year.

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Financial Highlights (1)	2022	2021	Change	2022	2021	Change

Net revenues (in millions)	$5,497	$4,708	17%	$20,762	$18,520	12%
Net income (in millions)
GAAP	$1,968	$1,580	25%	$7,183	$5,855	23%
Adjusted (1)	$2,151	$1,775	21%	$7,934	$6,670	19%
Diluted earnings per common share (2)
GAAP	$.97	$.76	28%	$3.50	$2.83	24%
Adjusted (1)	$1.07	$.86	24%	$3.90	$3.25	20%
Pre-tax profit margin
GAAP	47.3%	43.0%		45.2%	41.6%
Adjusted (1)	51.6%	48.4%		50.0%	47.5%
Return on average common
stockholders’ equity (annualized)	27%	12%		18%	11%
Return on tangible
common equity (annualized) (1)	102%	24%		42%	22%

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 11-12 of this release.
(2) All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

Co-Chairman and CEO Walt Bettinger said, “Our consistent “Through Clients’ Eyes” strategy helped us continue to succeed with clients even as they faced a very difficult environment in 2022. Emerging concerns around inflation and global market stability became reality, with Russia’s invasion of Ukraine exacerbating the impact. Equity markets suffered their worst year since 2008, led by the S&P 500® and NASDAQ Composite® which contracted 19% and 33%, respectively. At the same time, the Federal Reserve tightened short-term rates at the fastest pace in 40 years – pushing the Fed Funds upper bound to 4.50% in December. Additionally, uncertainty around future economic growth increased during the back half of the year, weighing on longer-term rates and leading to an inverted yield curve. This shift reflected the persistent bearish sentiment amongst investors for most of the year – with certain indicators hitting levels below those observed during the 2008 Financial Crisis.”

Mr. Bettinger continued, “Against this challenging backdrop, investors looked to Schwab for help achieving their financial goals. Both of our primary businesses contributed to core net new assets of $428 billion, a full-year organic growth rate of 5%, which included record tax-related outflows in April. Total client assets ended the year at $7.05 trillion, as the company’s asset gathering was offset by $1.5 trillion in lower market values over the past 12 months. In addition, we also added over 4 million new brokerage accounts, pushing total accounts to nearly 34 million by December 31. Momentum within the retail channel was particularly strong in 2022, achieving record core inflows during 6 separate months. Similarly, Advisor Services attracted over 350 transitioning advisor teams, the second highest number ever, and recorded a transfer of account ratio of approximately 2-to-1 for the fifth consecutive year.”

“Through the relentless efforts of our dedicated employees, we made significant progress on our key strategic initiatives of scale and efficiency, win-win monetization, and segmentation,” Mr. Bettinger added. “This work included ongoing preparations for the largest broker-dealer integration in our industry’s history – with the first wave of client conversions scheduled to begin next month. Throughout 2022, we also took meaningful steps to further empower investors with more personalization options, increased access to high-quality products, and an evolved suite of tools and solutions. We launched our proprietary direct indexing offering, Schwab Personalized IndexingTM (SPI), for both registered investment advisors (RIAs) and retail clients – providing them with tax-efficient, customizable portfolio management capabilities at a much lower cost than existing alternatives in the market. Additionally, we introduced our initial thematic stock lists, which assist self-directed clients in selecting stocks aligned with their personal perspectives and values. The current range of themes spans over 40 different categories, including environmental innovation, artificial intelligence, and medical breakthroughs. We also further bolstered our leading value proposition to RIAs by expanding our institutional no transaction fee mutual fund platform to include over 900 additional equity and bond funds across 16 leading third-party asset managers. Finally, Schwab’s wealth management capabilities continued to evolve with the needs of our clients, including a growing interest in fixed income. Client allocations to this asset class increased 66% versus December 2021 as they took advantage of our self-directed tools and income-focused advisory solutions such as Wasmer SchroederTM Strategies. The Wasmer team’s ability to deliver an attractive value proposition across a range of tax-exempt and taxable offers, along with rising interest rates, helped these strategies collect $7.3 billion in net flows since becoming part of Schwab in July 2020 – including $3.5 billion in 2022.”

Mr. Bettinger concluded, “Our focus on meeting the needs of individual investors and the advisors who serve them remains steadfast across any environment. This commitment to consistency of mission, service, and experience sets us apart, helping to drive our strong performance and keeping us positioned as one of the most trusted names in financial services. While we are proud of the firm’s success thus far, we believe there is tremendous opportunity still ahead of us and we are excited to keep striving to deliver value for all of our key stakeholders – clients, employees, and owners.”

CFO Peter Crawford commented, “Schwab’s record financial performance in 2022 highlighted the resiliency of our diversified financial model. Sustained business momentum through an uneven macroeconomic environment helped drive 12% growth in total net revenues. Net interest revenue reached $10.7 billion, an increase of 33% versus the prior year, as higher interest rates more than offset the impact of balance sheet contraction due to client cash sorting. Lower market valuations throughout the year pushed asset management and administration fees down slightly to $4.2 billion, or 1% year-over-year. Trading revenue declined by 12% to $3.7 billion as daily average trades subsided from 2021’s unprecedented levels to just under 6 million for the full year. Transitioning to expenses, our total GAAP spending grew 5% to $11.4 billion, reflecting client engagement and growth, as well as the 12-month impact of the broad employee salary increase that went into effect at the end of 2021. Acquisition and integration-related costs and amortization of acquired intangibles were $392 million and $596 million, respectively. Exclusive of these items, adjusted total expenses (1) were up 7% year-over-year. Strong revenue growth and balanced expense management enabled us to deliver a 45.2% pre-tax profit margin for the full year – 50.0% on an adjusted basis (1) .”

“Over the course of the year, our approach to balance sheet management prioritized flexibility to help navigate through a dynamic environment,” Mr. Crawford added. “As rates rose from the ultra-low levels observed during the most recent period of the Federal Reserve’s Zero Interest-rate Policy, clients allocated a growing portion of their assets to higher yielding cash and fixed income alternatives. As a result of this expected sorting activity, the balance sheet shrank by $115 billion, a decline of 17% versus December 31, 2021. To facilitate these movements, we took steps to further bolster liquidity by limiting new portfolio investments to help build available cash and utilizing a limited amount of short-term funding sources such as Federal Home Loan Bank Advances and retail certificates of deposit. At the same time, the combination of Schwab’s enhanced earnings power and lower capital intensity enabled us to accelerate the pace of capital return to our owners. Following the authorization of a $15 billion buyback program in July, we have repurchased an aggregate of 47 million shares for $3.4 billion in 2022. During the year, we also redeemed $1 billion of preferred equity and increased our common dividend by 22%. Inclusive of these actions, the company’s preliminary Tier 1 Leverage Ratio finished the year at 7.2%, above our stated operating objective of 6.50% – 6.75%.”

Mr. Crawford concluded, “Although 2022 unfolded much differently than we and many others anticipated at the start of the year, Schwab’s unwavering focus on serving clients, along with our all-weather business model, delivered another year of record financial performance. We believe the core tenets of the company’s financial formula remain firmly intact. The combination of strong business momentum, diversified revenue growth, expense discipline, and attentive capital management supports our long-term growth plus capital return story.”

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 11-12 of this release.

Commentary from the CFO
Peter Crawford, Managing Director and Chief Financial Officer, provides additional perspective on our fourth quarter and full-year 2022 financial results at: https://www.aboutschwab.com/cfo-commentary.

Winter Business Update
The company has scheduled a Winter Business Update for institutional investors on Friday, January 27, 2023. The Update is scheduled to run from approximately 8:00 a.m. - 1:00 p.m. CT, 9:00 a.m. - 2p.m. ET. Registration for this Update is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to success with clients; strategic initiatives; TD Ameritrade integration; opportunity; stakeholder value; earnings power; capital needs and management; returning capital to stockholders; Tier 1 Leverage Ratio operating objective; all-weather business model; business momentum; revenue growth; and expense discipline. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and independent investment advisors and grow those relationships and client assets; develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure and capacity, in a timely and successful manner; hire and retain talent; support client activity levels; successfully implement integration strategies and plans; monetize client assets; and manage expenses. Other important factors include client use of the company’s advisory solutions and other products and services; general market conditions, including equity valuations and the level of interest rates; the level and mix of client trading activity; market volatility; margin loan balances; securities lending; competitive pressures on pricing; client cash sorting; client sensitivity to rates; level of client assets, including cash balances; capital and liquidity needs and management; balance sheet positioning relative to changes in interest rates; interest earning asset mix and growth; the migration of bank deposit account balances; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 33.8 million active brokerage accounts, 2.4 million corporate retirement plan participants, 1.7 million banking accounts, and $7.05 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries, Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of TD Ameritrade Holding Corporation. TD Ameritrade Holding Corporation is a wholly owned subsidiary of The Charles Schwab Corporation. TD Ameritrade is a trademark jointly owned by TD Ameritrade IP Company, Inc. and The Toronto-Dominion Bank.

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net Revenues
Interest revenue	$3,841	$2,270	$12,227	$8,506
Interest expense	(812)	(128)	(1,545)	(476)
Net interest revenue	3,029	2,142	10,682	8,030
Asset management and administration fees (1)	1,049	1,110	4,216	4,274
Trading revenue	895	1,017	3,673	4,152
Bank deposit account fees	350	304	1,409	1,315
Other	174	135	782	749
Total net revenues	5,497	4,708	20,762	18,520
Expenses Excluding Interest
Compensation and benefits	1,488	1,399	5,936	5,450
Professional services	266	271	1,032	994
Occupancy and equipment	320	254	1,175	976
Advertising and market development	123	122	419	485
Communications	144	130	588	587
Depreciation and amortization	176	145	652	549
Amortization of acquired intangible assets	136	154	596	615
Regulatory fees and assessments	62	67	262	275
Other	184	143	714	876
Total expenses excluding interest	2,899	2,685	11,374	10,807
Income before taxes on income	2,598	2,023	9,388	7,713
Taxes on income	630	443	2,205	1,858
Net Income	1,968	1,580	7,183	5,855
Preferred stock dividends and other	147	131	548	495
Net Income Available to Common Stockholders	$1,821	$1,449	$6,635	$5,360
Weighted-Average Common Shares Outstanding:
Basic	1,864	1,892	1,885	1,887
Diluted	1,873	1,902	1,894	1,897
Earnings Per Common Shares Outstanding (2):
Basic	$.98	$.77	$3.52	$2.84
Diluted	$.97	$.76	$3.50	$2.83

(1) No fee waivers were recognized for the three months ended December 31, 2022. Includes fee waivers of $57 million for the twelve months ended December 31, 2022, and $80 million and $326 million for the three and twelve months ended months ended December 31, 2021, respectively.
(2) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q4-22 % change		2022				2021
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In millions, except per share amounts and as noted)	Q4-21	Q3-22	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	41%	4%	$3,029	$2,926	$2,544	$2,183	$2,142
Asset management and administration fees	(5)%	—	1,049	1,047	1,052	1,068	1,110
Trading revenue	(12)%	(4)%	895	930	885	963	1,017
Bank deposit account fees	15%	(15)%	350	413	352	294	304
Other	29%	(5)%	174	184	260	164	135
Total net revenues	17%	—	5,497	5,500	5,093	4,672	4,708
Expenses Excluding Interest
Compensation and benefits	6%	1%	1,488	1,476	1,426	1,546	1,399
Professional services	(2)%	1%	266	264	258	244	271
Occupancy and equipment	26%	10%	320	292	294	269	254
Advertising and market development	1%	38%	123	89	105	102	122
Communications	11%	10%	144	131	169	144	130
Depreciation and amortization	21%	5%	176	167	159	150	145
Amortization of acquired intangibles assets	(12)%	(11)%	136	152	154	154	154
Regulatory fees and assessments	(7)%	(5)%	62	65	67	68	67
Other	29%	(2)%	184	187	187	156	143
Total expenses excluding interest	8%	3%	2,899	2,823	2,819	2,833	2,685
Income before taxes on income	28%	(3)%	2,598	2,677	2,274	1,839	2,023
Taxes on income	42%	(4)%	630	657	481	437	443
Net Income	25%	(3)%	1,968	2,020	1,793	1,402	1,580
Preferred stock dividends and other	12%	8%	147	136	141	124	131
Net Income Available to Common Stockholders	26%	(3)%	$1,821	$1,884	$1,652	$1,278	$1,449
Earnings per common share (1):
Basic	27%	(2)%	$.98	$1.00	$.87	$.67	$.77
Diluted	28%	(2)%	$.97	$.99	$.87	$.67	$.76
Dividends declared per common share	22%	—	$.22	$.22	$.20	$.20	$.18
Weighted-average common shares outstanding:
Basic	(1)%	(1)%	1,864	1,887	1,896	1,894	1,892
Diluted	(2)%	(1)%	1,873	1,895	1,904	1,905	1,902
Performance Measures
Pre-tax profit margin			47.3%	48.7%	44.6%	39.4%	43.0%
Return on average common stockholders’ equity (annualized) (2)			27%	25%	19%	12%	12%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	(36)%	(14)%	$40.2	$46.5	$64.6	$91.1	$63.0
Cash and investments segregated	(20)%	(2)%	43.0	44.1	53.5	54.4	53.9
Receivables from brokerage clients — net	(26)%	(10)%	66.6	73.9	76.1	84.1	90.6
Available for sale securities (3)	(62)%	(37)%	147.9	236.5	265.3	272.0	390.1
Held to maturity securities (3)	N/M	80%	173.1	96.3	100.1	105.3	—
Bank loans — net	17%	—	40.5	40.4	39.6	37.2	34.6
Total assets	(17)%	(4)%	551.8	577.6	637.6	681.0	667.3
Bank deposits	(17)%	(7)%	366.7	395.7	442.0	465.8	443.8
Payables to brokerage clients	(23)%	(11)%	97.4	110.0	114.9	125.3	125.7
Short-term borrowings	N/M	N/M	17.1	0.5	1.4	4.2	4.9
Long-term debt	10%	—	20.8	20.8	21.1	21.9	18.9
Stockholders’ equity	(35)%	(1)%	36.6	37.0	44.5	48.1	56.3
Other
Full-time equivalent employees (at quarter end, in thousands)	6%	—	35.3	35.2	35.2	34.2	33.4
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	(51)%	9%	$211	$193	$339	$209	$431
Expenses excluding interest as a percentage of average client assets (annualized)			0.16%	0.16%	0.16%	0.15%	0.13%
Clients’ Daily Average Trades (DATs) (in thousands)	(12)%	(2)%	5,389	5,523	6,227	6,578	6,102
Number of Trading Days	(2)%	(2)%	62.5	64.0	62.0	62.0	63.5
Revenue Per Trade (4)	2%	1%	$2.66	$2.63	$2.29	$2.36	$2.62

(1) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(2) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(3) In January and November 2022, the Company transferred a portion of its investment securities designated as available for sale to the held to maturity category, as described in Part I – Item 1 – Note 4 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.
(4) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2022			2021			2022			2021
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$38,067	$351	3.62%	$41,735	$13	0.11%	$57,163	$812	1.40%	$40,325	$40	0.10%
Cash and investments segregated	45,096	383	3.33%	44,027	5	0.05%	49,430	691	1.38%	43,942	24	0.05%
Receivables from brokerage clients	66,663	1,077	6.32%	86,485	655	2.97%	75,614	3,321	4.33%	77,768	2,455	3.11%
Available for sale securities (1,2)	196,577	943	1.90%	382,776	1,260	1.31%	260,392	4,139	1.58%	357,122	4,641	1.30%
Held to maturity securities (2)	146,384	626	1.70%	—	—	—	112,357	1,688	1.50%	—	—	—
Bank loans	40,531	366	3.59%	33,102	172	2.08%	38,816	1,083	2.79%	28,789	620	2.15%
Total interest-earning assets	533,318	3,746	2.77%	588,125	2,105	1.42%	593,772	11,734	1.96%	547,946	7,780	1.41%
Securities lending revenue		88			163			471			720
Other interest revenue		7			2			22			6
Total interest-earning assets	$533,318	$3,841	2.84%	$588,125	$2,270	1.53%	$593,772	$12,227	2.04%	$547,946	$8,506	1.54%
Funding sources
Bank deposits	$374,812	$438	0.46%	$409,961	$14	0.01%	$424,168	$723	0.17%	$381,549	$54	0.01%
Payables to brokerage clients	87,001	76	0.35%	99,325	2	0.01%	97,825	123	0.13%	91,667	9	0.01%
Short-term borrowings	11,927	142	4.71%	4,294	3	0.27%	4,993	154	3.07%	3,040	9	0.30%
Long-term debt	20,837	135	2.59%	19,124	103	2.14%	20,714	498	2.40%	17,704	384	2.17%
Total interest-bearing liabilities	494,577	791	0.64%	532,704	122	0.09%	547,700	1,498	0.27%	493,960	456	0.09%
Non-interest-bearing funding sources	38,741			55,421			46,072			53,986
Securities lending expense		20			8			48			24
Other interest expense		1			(2)			(1)			(4)
Total funding sources	$533,318	$812	0.60%	$588,125	$128	0.09%	$593,772	$1,545	0.26%	$547,946	$476	0.09%
Net interest revenue		$3,029	2.24%		$2,142	1.44%		$10,682	1.78%		$8,030	1.45%
(1) Amounts have been calculated based on amortized cost.
(2) In January and November 2022, the Company transferred a portion of its investment securities designated as available for sale to the held to maturity category, as described in Part I – Item 1 – Note 4 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2022			2021			2022			2021
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$243,587	$159	0.26%	$147,035	$109	0.29%	$179,791	$499	0.28%	$155,821	$457	0.29%
Fee waivers		—			(80)			(57)			(326)
Schwab money market funds	243,587	159	0.26%	147,035	29	0.08%	179,791	442	0.25%	155,821	131	0.08%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs)	421,238	86	0.08%	462,059	101	0.09%	433,005	364	0.08%	423,999	380	0.09%
Mutual Fund OneSource® and other no-transaction-fee funds	219,965	149	0.27%	231,438	184	0.32%	202,015	602	0.30%	229,342	724	0.32%
Other third-party mutual funds and ETFs	659,870	137	0.08%	928,989	193	0.08%	768,871	647	0.08%	898,248	726	0.08%
Total mutual funds, ETFs, and CTFs (1)	$1,544,660	531	0.14%	$1,769,521	507	0.11%	$1,583,682	2,055	0.13%	$1,707,410	1,961	0.11%
Advice solutions (1)
Fee-based	$424,407	445	0.42%	$473,443	524	0.44%	$441,336	1,854	0.42%	$452,503	1,993	0.44%
Non-fee-based	87,804	—	—	96,374	—	—	89,525	—	—	89,911	—	—
Total advice solutions	$512,211	445	0.34%	$569,817	524	0.36%	$530,861	1,854	0.35%	$542,414	1,993	0.37%
Other balance-based fees (2)	524,465	58	0.04%	644,164	64	0.04%	561,416	244	0.04%	614,787	259	0.04%
Other (3)		15			15			63			61
Total asset management and administration fees		$1,049			$1,110			$4,216			$4,274
(1) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Wealth AdvisoryTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven Strategies®, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, TD Ameritrade AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(2) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(3) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q4-22 % Change		2022				2021
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In billions, at quarter end, except as noted)	Q4-21	Q3-22	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	(19)%	(8)%	$459.4	$501.4	$552.5	$584.3	$566.1
Bank deposit account balances	(20)%	(9)%	126.6	139.6	155.6	154.8	158.5
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	90%	32%	278.9	211.1	159.2	143.1	146.5
Equity and bond funds and CTFs (2)	(16)%	9%	153.6	141.5	149.5	175.8	183.1
Total proprietary mutual funds and CTFs	31%	23%	432.5	352.6	308.7	318.9	329.6
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other no-transaction-fee funds	—	30%	235.7	181.5	196.6	235.5	234.9
Mutual fund clearing services	(25)%	9%	191.1	175.3	184.4	235.4	254.2
Other third-party mutual funds (4)	(28)%	(3)%	1,077.1	1,105.7	1,189.4	1,383.3	1,497.7
Total Mutual Fund Marketplace	(24)%	3%	1,503.9	1,462.5	1,570.4	1,854.2	1,986.8
Total mutual fund assets	(16)%	7%	1,936.4	1,815.1	1,879.1	2,173.1	2,316.4
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	(5)%	12%	259.3	232.2	237.7	268.5	271.8
Other third-party ETFs	(7)%	10%	1,208.4	1,094.6	1,129.0	1,270.6	1,296.4
Total ETF assets	(6)%	11%	1,467.7	1,326.8	1,366.7	1,539.1	1,568.2
Equity and other securities	(22)%	3%	2,529.4	2,451.3	2,548.5	3,131.1	3,259.8
Fixed income securities	66%	23%	593.4	481.5	403.5	360.7	356.4
Margin loans outstanding	(28)%	(12)%	(63.1)	(71.5)	(73.4)	(81.0)	(87.4)
Total client assets	(13)%	6%	$7,049.8	$6,644.2	$6,832.5	$7,862.1	$8,138.0
Client assets by business
Investor Services	(16)%	5%	$3,682.1	$3,508.1	$3,598.7	$4,235.5	$4,400.7
Advisor Services	(10)%	7%	3,367.7	3,136.1	3,233.8	3,626.6	3,737.3
Total client assets	(13)%	6%	$7,049.8	$6,644.2	$6,832.5	$7,862.1	$8,138.0
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	93%	17%	$64.3	$55.1	$8.8	$54.6	$33.4
Advisor Services	(37)%	8%	64.1	59.5	34.6	65.9	101.2
Total net new assets	(5)%	12%	$128.4	$114.6	$43.4	$120.5	$134.6
Net market gains (losses)			277.2	(302.9)	(1,073.0)	(396.4)	389.4
Net growth (decline)			$405.6	$(188.3)	$(1,029.6)	$(275.9)	$524.0
New brokerage accounts (in thousands, for the quarter ended)	(29)%	4%	931	897	1,014	1,202	1,318
Client accounts (in thousands)
Active brokerage accounts (6)	2%	—	33,758	33,875	33,896	33,577	33,165
Banking accounts	6%	1%	1,716	1,696	1,669	1,641	1,614
Corporate retirement plan participants	7%	2%	2,351	2,305	2,275	2,246	2,200

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of December 31, 2022, off-platform equity and bond funds, CTFs, and ETFs were $23.6 billion, $4.9 billion, and $98.2 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) As of December 31, 2022, third-party money funds were $3.2 billion.
(5) Second quarter of 2022 includes an outflow of $20.8 billion from a mutual fund clearing services client. Fourth quarter of 2021 includes outflows of $27.6 billion from mutual fund clearing services clients.
(6) Fourth quarter of 2022 includes the company-initiated closure of approximately 350 thousand low-balance accounts. Third quarter of 2022 includes the company-initiated closure of approximately 152 thousand low-balance accounts.

The Charles Schwab Corporation Monthly Activity Report For December 2022

	2021	2022												Change
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average®	36,338	35,132	33,893	34,678	32,977	32,990	30,775	32,845	31,510	28,726	32,733	34,590	33,147	(4)%	(9)%
Nasdaq Composite®	15,645	14,240	13,751	14,221	12,335	12,081	11,029	12,391	11,816	10,576	10,988	11,468	10,466	(9)%	(33)%
Standard & Poor’s® 500	4,766	4,516	4,374	4,530	4,132	4,132	3,785	4,130	3,955	3,586	3,872	4,080	3,840	(6)%	(19)%
Client Assets (in billions of dollars)
Beginning Client Assets	7,918.3	8,138.0	7,803.8	7,686.6	7,862.1	7,284.4	7,301.7	6,832.5	7,304.8	7,127.6	6,644.2	7,004.6	7,320.6
Net New Assets (1)	80.3	33.6	40.6	46.3	(9.2)	32.8	19.8	31.5	43.3	39.8	42.0	33.1	53.3	61%	(34)%
Net Market Gains (Losses)	139.4	(367.8)	(157.8)	129.2	(568.5)	(15.5)	(489.0)	440.8	(220.5)	(523.2)	318.4	282.9	(324.1)
Total Client Assets (at month end)	8,138.0	7,803.8	7,686.6	7,862.1	7,284.4	7,301.7	6,832.5	7,304.8	7,127.6	6,644.2	7,004.6	7,320.6	7,049.8	(4)%	(13)%
Core Net New Assets (2)	80.3	33.6	40.6	46.3	(9.2)	32.8	40.6	31.5	43.3	39.8	42.0	33.1	53.3	61%	(34)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	559.2	541.9	533.7	538.9	509.3	513.0	483.8	514.8	499.2	466.6	487.3	514.0	499.8	(3)%	(11)%
Advisor Services (3)	3,505.2	3,382.4	3,342.5	3,404.6	3,190.5	3,213.8	3,040.4	3,222.5	3,150.5	2,950.9	3,106.0	3,270.5	3,173.4	(3)%	(9)%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts (4)	33,165	33,308	33,421	33,577	33,759	33,822	33,896	33,934	33,984	33,875	33,896	33,636	33,758	—	2%
Banking Accounts	1,614	1,628	1,641	1,641	1,652	1,658	1,669	1,680	1,690	1,696	1,706	1,705	1,716	1%	6%
Corporate Retirement Plan Participants	2,200	2,216	2,235	2,246	2,261	2,275	2,275	2,267	2,285	2,305	2,322	2,336	2,351	1%	7%
Client Activity
New Brokerage Accounts (in thousands)	473	426	356	420	386	323	305	278	332	287	298	303	330	9%	(30)%
Client Cash as a Percentage of Client Assets (5)	10.9%	11.3%	11.5%	11.4%	11.9%	12.0%	12.8%	12.0%	12.1%	12.9%	12.2%	11.5%	12.3%	80 bp	140 bp
Derivative Trades as a Percentage of Total Trades	23.0%	22.4%	24.0%	22.4%	21.9%	22.6%	22.3%	24.2%	23.3%	23.6%	24.1%	24.6%	23.2%	(140) bp	20 bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (6)	605,709	622,997	629,042	644,768	636,668	620,157	614,100	605,751	586,154	568,351	552,631	527,019	520,100	(1)%	(14)%
Average Margin Balances	88,328	86,737	84,354	81,526	83,762	78,841	74,577	72,177	72,855	73,224	69,188	66,011	64,759	(2)%	(27)%
Average Bank Deposit Account Balances (7)	154,918	157,706	153,824	155,657	152,653	154,669	155,306	154,542	148,427	141,198	136,036	130,479	126,953	(3)%	(18)%
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (8,9) (in millions of dollars)
Equities	11,519	7,384	9,371	14,177	(786)	1,889	(1,586)	5,589	10,465	(2,662)	3,984	3,777	(1,837)
Hybrid	(1,207)	(367)	(478)	(497)	(529)	(1,718)	(1,054)	(2,041)	(783)	(938)	(1,380)	(2,052)	(1,595)
Bonds	5,600	1,804	(1,973)	(7,851)	(6,933)	(6,121)	(5,631)	729	(141)	(5,801)	(7,218)	(3,721)	(3,260)
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (8)	(2,859)	(4,961)	(6,318)	(11,888)	(16,657)	(20,761)	(16,258)	(8,674)	(7,117)	(15,200)	(18,473)	(17,143)	(21,851)
Exchange-Traded Funds (9)	18,771	13,782	13,238	17,717	8,409	14,811	7,987	12,951	16,658	5,799	13,859	15,147	15,159
Money Market Funds	(144)	(1,984)	(1,086)	(1,344)	(3,430)	7,106	11,544	13,711	19,702	17,018	21,542	16,929	27,778
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) June 2022 includes an outflow of $20.8 billion from a mutual fund clearing services client.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) November 2022 includes the company-initiated closure of approximately 350 thousand low-balance accounts. September 2022 includes the company-initiated closure of 152 thousand low-balance accounts.
(5) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets.
(6) Represents average total interest-earning assets on the company’s balance sheet. November 2022 includes the impact of transferring certain investment securities from the available for sale category to the held-to-maturity category.
(7) Represents average TD Ameritrade clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(8) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(9) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s fourth quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs and amortization of acquired intangible assets	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs and amortization of acquired intangible assets for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Acquisition and integration-related costs fluctuate based on the timing of acquisitions and integration activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022		2021		2022		2021
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$2,899	$1,968	$2,685	$1,580	$11,374	$7,183	$10,807	$5,855
Acquisition and integration-related costs (1)	(101)	101	(101)	101	(392)	392	(468)	468
Amortization of acquired intangible assets	(136)	136	(154)	154	(596)	596	(615)	615
Income tax effects (2)	N/A	(54)	N/A	(60)	N/A	(237)	N/A	(268)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,662	$2,151	$2,430	$1,775	$10,386	$7,934	$9,724	$6,670
(1) Acquisition and integration-related costs for the three and twelve months ended December 31, 2022 primarily consist of $54 million and $220 million of compensation and benefits, $38 million and $140 million of professional services, and $7 million and $21 million of occupancy and equipment. Acquisition and integration-related costs for the three and twelve months ended December 31, 2021 primarily consist of $56 million and $283 million of compensation and benefits, $33 million and $132 million of professional services, and $9 million and $39 million of occupancy and equipment.
(2) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs and amortization of acquired intangible assets on an after-tax basis.
N/A Not applicable.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022		2021		2022		2021
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$2,598	47.3%	$2,023	43.0%	$9,388	45.2%	$7,713	41.6%
Acquisition and integration-related costs	101	1.8%	101	2.1%	392	1.9%	468	2.5%
Amortization of acquired intangible assets	136	2.5%	154	3.3%	596	2.9%	615	3.4%
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$2,835	51.6%	$2,278	48.4%	$10,376	50.0%	$8,796	47.5%

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022		2021		2022		2021
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,821	$.97	$1,449	$.76	$6,635	$3.50	$5,360	$2.83
Acquisition and integration-related costs	101.05		101.05		392.21		468.25
Amortization of acquired intangible assets	136.07		154.08		596.31		615.32
Income tax effects	(54)	(.02)	(60)	(.03)	(237)	(.12)	(268)	(.15)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$2,004	$1.07	$1,644	$.86	$7,386	$3.90	$6,175	$3.25

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Return on average common stockholders’ equity (GAAP)	27%	12%	18%	11%
Average common stockholders’ equity	$26,823	$46,898	$36,605	$47,318
Less: Average goodwill	(11,951)	(11,952)	(11,952)	(11,952)
Less: Average acquired intangible assets — net	(8,856)	(9,456)	(9,084)	(9,685)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,842	1,889	1,870	1,919
Average tangible common equity	$7,858	$27,379	$17,439	$27,600
Adjusted net income available to common stockholders (1)	$2,004	$1,644	$7,386	$6,175
Return on tangible common equity (non-GAAP)	102%	24%	42%	22%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).